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                              CONSENT OF KPMG LLP

                                                                    Exhibit 23.2
The Board of Directors
Sonic Solutions:

We consent to the use of our report included herein and to the reference to our firm under the headings "Experts", "Selected Financial Data", "Summary Consolidated Financial Information" and "Audit Committee Report" in the registration statement.

/s/ KPMG LLP


San Francisco, California
November 8, 2001